Exhibit 99.1

Kaltura Announces Financial Results for Fourth Quarter and Full Year 2022

NEW YORK, February 22, 2023 -- Kaltura, Inc. (“Kaltura” or the “Company”), the video experience cloud, today announced financial results for the fourth quarter and full year ended December 31, 2022, as well as outlook for first quarter and full year 2023.

"In the fourth quarter, we returned to growth and recognized record subscription and total revenues while reiterating our commitment to continued improvements in Adjusted EBITDA and Cash-Flow-From-Operations to achieve break even in 2024,” said Ron Yekutiel, Co-founder, Chairman and Chief Executive Officer of Kaltura. “Though we continue to be impacted by the macroeconomic headwinds, we believe we are well positioned to navigate the challenging financial climate given the breadth of our platform and our ability to enable our customers to save costs and reduce complexities by consolidating their fragmented video needs with our single, flexible, tightly integrated and engaging enterprise-grade platform.”

Fourth Quarter 2022 Financial Highlights:

•    Revenue for the fourth quarter of 2022 was $44.1 million, an increase of 3% compared to $42.7 million for the fourth quarter of 2021.

•    Subscription revenue for the fourth quarter of 2022 was $39.6 million, an increase of 3% compared to $38.5 million for the fourth quarter of 2021.

•    Annualized Recurring Revenue (ARR) was $159.2 million, an increase of 6% compared to $150.8 million in 2021.

•    GAAP Gross profit for the fourth quarter of 2022 was $27.6 million, representing a gross margin of 63% compared to a GAAP gross profit of $26.8 million and gross margin of 63% for the fourth quarter of 2021.

•    Non-GAAP Gross profit for the fourth quarter of 2022 was $28.0 million, representing a non-GAAP gross margin of 64%, compared to a non-GAAP gross profit of $27.1 million and non-GAAP gross margin of 63% for the fourth quarter of 2021.

•    GAAP Operating loss was $11.4 million for the fourth quarter of 2022, compared to an operating loss of $12.4 million for the fourth quarter of 2021.

•    Non-GAAP Operating loss was $4.9 million for the fourth quarter of 2022, compared to a non-GAAP operating loss of $8.1 million for the fourth quarter of 2021.

•    GAAP Net loss was $14.8 million or $0.11 per diluted share for the fourth quarter of 2022, compared to a GAAP net loss of $15.9 million, or $0.12 per diluted share, for the fourth quarter of 2021.

•    Non-GAAP Net loss was $8.3 million or $0.06 per diluted share for the fourth quarter of 2022, compared to a non-GAAP net loss of $11.6 million, or $0.09 per diluted share, for the fourth quarter of 2021.

•    Adjusted EBITDA was $(4.2) million for the fourth quarter of 2022, compared to adjusted EBITDA of $(7.7) million for the fourth quarter of 2021.

•    Net cash used in operating activities was $5.8 million for the fourth quarter of 2022, compared to $10.7 million in the fourth quarter of 2021.

Full Year 2022 Financial Highlights:

•    Revenue for the full year of 2022 was $168.8 million, an increase of 2% compared to $165.0 million for the full year of 2021.

•    Subscription revenue for the full year of 2022 was $152.5 million, an increase of 5% compared to $145.0 million for the full year of 2021.

•    GAAP Gross profit for the full year of 2022 was $106.9 million, representing a gross margin of 63% compared to a GAAP gross profit of $102.7 million and gross margin of 62% for the full year of 2021.

•    Non-GAAP Gross profit for the full year of 2022 was $108.7 million, representing a gross margin of 64% compared to a non-GAAP gross profit of $104.1 million and gross margin of 63% for the full year of 2021.

•    GAAP Operating loss was $56.4 million for the full year of 2022, compared to an operating loss of $32.7 million for the full year of 2021.

•    Non-GAAP Operating loss was $30.3 million for the full year of 2022, compared to $13.6 million for the full year of 2021.

•    GAAP Net loss was $68.5 million or $0.53 per diluted share for the full year of 2022, compared to a GAAP net loss of $59.4 million, or $0.95 per diluted share, for the full year of 2021.

•    Non-GAAP Net loss was $42.4 million or $0.33 per diluted share for the full year of 2022, compared to a non-GAAP net loss of $25.3 million, or $0.22 per diluted share, for the full year of 2021.

•    Adjusted EBITDA was $(28.3) million for the full year of 2022, compared to Adjusted EBITDA of $(12.2) million for the full year of 2021.

•    Net cash used in operating activities was $46.8 million for the full year of 2022, compared to $22.1 million for the full year of 2021.

Recent Business Highlights:

•Closed an upsell deal with a large telecom customer and completed projects with two additional large telecom companies.
•Closed several six-digit deals with Enterprise products and Education solutions and continued to grow the sales pipeline.
•Continued expanding our Events offering from its early adopter base in tech and financial services to include clients in pharma, healthcare, manufacturing, market research and education.
•Hosted our second annual Virtually Live! by Kaltura event with over 5,000 registrants.
•Released new features for our Events and Webinar products, updated our Player and Player Studio and introduced a new integration with Webex.
•Executed in January 2023 a cost-cutting plan that downsized 11% of our workforce.
•Added in January 2023 Mr. Eyal Manor to our board of directors. Manor, the Chief Product & Engineering Officer at Twilio, was previously a Vice President & General Manager at Google Cloud and VP of Engineering at YouTube, and is an expert in enterprise cloud software, video solutions, and product-led-growth.

Financial Outlook:

For the first quarter of 2023, Kaltura expects:

•    Subscription Revenue to grow by 5%-7% year-over-year to between $38.9 million and $39.6 million.
•    Total Revenue to grow by 1.5%-3.5% year-over-year to between $42.3 million and $43.2 million.
•    Adjusted EBITDA to be negative in the range of $3 million to $4 million.

For the full year ending December 31, 2023, Kaltura expects:

•    Subscription Revenue to grow by 4%-6% year-over-year to between $158.6 million and $161.7 million.
•    Total Revenue to grow by 0%-2% year-over-year to between $168.8 million and $172.2 million.
•    Adjusted EBITDA to be negative in the range of $5 million to $8 million

The guidance provided above contains forward-looking statements and actual results may differ materially. Refer to “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially from these forward-looking statements. Kaltura has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net loss within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. The reconciliation for Adjusted EBITDA includes but is not limited to the following items: stock-based compensation expenses, depreciation, amortization, financial expenses (income), net, provision for income tax, and other non-recurring operating expenses. These items, which could materially affect the computation of forward-looking GAAP net loss, are inherently uncertain and depend on various factors, some of which are outside of the Company’s control. The guidance above is based on the Company's current expectations relating to COVID-19 and its variants and the macro-economic climate trends..

Additional information on Kaltura’s reported results, including a reconciliation of the non-GAAP financial measures to their most comparable GAAP measures, is included in the financial tables below.

Conference Call

Kaltura will host a conference call today on February 22, 2023 to review its fourth quarter and full year 2022 financial results and to discuss its financial outlook.

Time:	8:00 a.m. ET
United States/Canada Toll Free:	1-877-407-0789
International Toll:	1-201-689-8562
Conference ID:	13735996

A live webcast will also be available in the Investor Relations section of Kaltura’s website at: https://investors.kaltura.com/news-and-events/events

A replay of the webcast will be available in the Investor Relations section of the company’s web site approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About Kaltura

Kaltura’s mission is to power any video experience for any organization. Our Video Experience Cloud offers live, real-time, and on-demand video products for enterprises of all industries, as well as specialized industry solutions, currently for educational institutions and for media and telecom companies. Underlying our products and solutions is a broad set of Media Services that are also used by other cloud platforms and companies to power video experiences and workflows for their own products. Kaltura’s Video Experience Cloud is used by leading brands reaching millions of users, at home, at school and at work, for communication, collaboration, training, marketing, sales, customer care, teaching, learning, virtual events, and entertainment experiences.

Investor Contacts:
Kaltura
Yaron Garmazi
Chief Financial Officer
IR@Kaltura.com

Sapphire Investor Relations
Erica Mannion and Michael Funari
+1 617 542 6180
IR@Kaltura.com

Media Contacts:
Kaltura
Lisa Bennett
pr.team@kaltura.com

Headline Media
Raanan Loew
raanan@headline.media
+1 347 897 9276

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including but not limited to, statements regarding our future financial and operating performance, including our guidance; our business strategy, plans and objectives for future operations and our expectations regarding potential profitability and the timing thereof; the expected effect of new releases on our business and financial performance; and general business conditions, including as a result of the pandemic related to COVID-19 and its variants and the worsening economic climate, and their impact on our business and financial results.

In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Any forward-looking statements contained herein are based on our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, our ability to successfully execute or achieve the expected benefits of our restructuring plan and other cost saving measures, our ability to manage and sustain our rapid growth; our ability to achieve and maintain profitability; the evolution of the markets for our offerings; the quarterly fluctuation in our results of operations; our ability to retain our customers; our ability to keep pace with technological and competitive developments; our ability to maintain the interoperability of our offerings across devices, operating systems and third-party applications; our reliance on third parties; our ability to retain our key personnel; risks related to our international operations; our ability to successfully execute or achieve the benefits of our cost-reduction and re-organization plan and other cost saving measures; and the other risks under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of our website at investors.kaltura.com.

Non-GAAP Financial Measures

Kaltura has provided in this press release and the accompanying tables measures of financial information that have not been prepared in accordance with generally accepted accounting principles in the U.S. ("GAAP"), including non-GAAP gross profit, non-GAAP gross margin (calculated as a percentage of revenue), non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating loss, non-GAAP operating margin (calculated as a percentage of revenue), non-GAAP net loss, non-GAAP net loss per share and Adjusted EBITDA. Kaltura defines these non-GAAP financial measures as the respective corresponding GAAP measure, adjusted for, as applicable: (1) preferred stock accretion and cumulative undeclared dividends; (2) stock-based compensation; (3) the amortization of acquired intangibles; (4) other non-recurring operating expenses; (5) remeasurement of warrants to fair value; (6) facility exit and transition costs; (7) restructuring charges; and (8) gain on sale of property and equipment. Kaltura defines EBITDA as net profit (loss) before financial expenses, net, provision for income taxes, and depreciation and amortization expenses. Adjusted EBITDA is defined as EBITDA (as defined above), adjusted for the impact of certain non-cash and other non-recurring items that we believe are not indicative of our core operating performance, such as non-cash stock-based compensation expenses and other non-recurring operating expenses. We believe these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to Kaltura’s financial condition and results of operations. These non-GAAP metrics are a supplemental measure of our performance, are not defined by or presented in accordance with GAAP, and should not be considered in isolation or as an alternative to net profit (loss) or any other performance measure prepared in accordance with GAAP. Non-GAAP financial measures are presented because we believe that they provide useful supplemental information to investors and analysts regarding our operating performance and are frequently used by these parties in evaluating companies in our industry. By presenting these non-GAAP financial measures, we provide a basis for comparison of our business operations between periods by excluding items that we do not believe are indicative of our core operating performance. We believe that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations. Additionally, our management uses these non-GAAP financial measures as supplemental measures of our performance because they assist us in comparing the operating performance of our business on a consistent basis between periods, as described above. Although we use the non-GAAP financial measures described above, such measures have significant limitations as analytical tools and only supplement but do not replace, our financial statements in accordance with GAAP. See the tables below regarding reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

Key Financial and Operating Metrics

Annualized Recurring Revenue. We use Annualized Recurring Revenue (“ARR”) as a measure of our revenue trend and an indicator of our future revenue opportunity from existing recurring customer contracts. We calculate ARR by annualizing our recurring revenue for the most recently completed fiscal quarter. Recurring revenues are generated from SaaS and PaaS subscriptions, as well as term licenses for software installed on the customer's premises (“On-Prem”). For the SaaS and PaaS components, we calculate ARR by annualizing the actual recurring revenue recognized for the latest fiscal quarter. For the On-Prem component for which revenue recognition is not ratable across the license term, we calculate ARR for each contract by dividing the total contract value (excluding professional services) as of the last day of the specified period by the number of days in the contract term and then multiplying by 365. Recurring revenue excludes revenue from one-time professional services and setup fees. ARR is not adjusted for the impact of any known or projected future customer cancellations, upgrades or downgrades or price increases or decreases. The amount of actual revenue that we recognize over any 12-month period is likely to differ from ARR at the beginning of that period, sometimes significantly. This may occur due to new bookings, cancellations, upgrades or downgrades, pending renewals, foreign exchange rate fluctuations, professional services revenue and acquisitions or divestitures. ARR should be viewed independently of revenue as it is an operating metric and is not intended to be a replacement or forecast of revenue. Our calculation of ARR may differ from similarly titled metrics presented by other companies.

Net Dollar Retention Rate. Our Net Dollar Retention Rate, which we use to measure our success in retaining and growing recurring revenue from our existing customers, compares our recognized recurring revenue from a set of customers across comparable periods. We calculate our Net Dollar Retention Rate for a given period as the recognized recurring revenue from the latest reported fiscal quarter from the set of customers whose revenue existed in the reported fiscal quarter from the prior year (the numerator), divided by recognized recurring revenue from such customers for the same fiscal quarter in the prior year (denominator). For annual periods, we report Net Dollar Retention Rate as the arithmetic average of the Net Dollar Retention Rate for all fiscal quarters included in the period. We consider subdivisions of the same legal entity (for example, divisions of a parent company or separate campuses that are part of the same state university system) to be a single customer for purposes of calculating our Net Dollar Retention Rate. Our calculation of Net Dollar Retention Rate for any fiscal period includes the positive recognized recurring revenue impacts of selling new services to existing customers and the negative recognized recurring revenue impacts of contraction and attrition among this set of customers. Our Net Dollar Retention Rate may fluctuate as a result of a number of factors, including the growing level of our revenue base, the level of penetration within our customer base, expansion of products and features, and our ability to retain our customers. Our calculation of Net Dollar Retention Rate may differ from similarly titled metrics presented by other companies.

Remaining Performance Obligations. Remaining Performance Obligations represents the amount of contracted future revenue that has not yet been delivered, including both subscription and professional services revenues. Remaining Performance Obligations consists of both deferred revenue and contracted non-cancelable amounts that will be invoiced and recognized in future periods. We expect to recognize 60% of our Remaining Performance Obligations as revenue over the next 12 months, and the remainder thereafter, in each case, in accordance with our revenue recognition policy; however, we cannot guarantee that any portion of our Remaining Performance Obligations will be recognized as revenue within the timeframe we expect or at all.

Consolidated Balance Sheets (U.S. dollars in thousands; Unaudited)

	December 31,
	2022	2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$44,625	$143,949
Marketable securities	41,343	—
Trade receivables	28,786	17,509
Prepaid expenses and other current assets	7,521	5,110
Deferred contract acquisition and fulfillment costs, current	10,759	9,079

Total current assets	133,034	175,647

LONG-TERM ASSETS:
Property and equipment, net	15,142	9,503
Other assets, noncurrent	3,176	2,543
Deferred contract acquisition and fulfillment costs, noncurrent	21,691	22,621
Operating lease right-of-use assets	20,814	—
Intangible assets, net	1,244	1,909
Goodwill	11,070	11,070

Total noncurrent assets	73,137	47,646

TOTAL ASSETS	$206,171	$223,293

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of long-term loans	5,793	2,794
Trade payables	9,437	6,480
Employees and payroll accruals	14,884	18,627
Accrued expenses and other current liabilities	16,527	18,496
Operating lease liabilities	2,355	—
Deferred revenue, current	59,841	51,689

Total current liabilities	108,837	98,086

NONCURRENT LIABILITIES:
Deferred revenue, noncurrent	1,266	1,953
Long-term loans, net of current portion	30,004	35,795
Operating lease liabilities, noncurrent	20,697	—
Other liabilities, noncurrent	2,021	2,185

Total noncurrent liabilities	53,988	39,933

TOTAL LIABILITIES	$162,825	$138,019
STOCKHOLDERS' EQUITY:
Common stock	13	13
Treasury stock	(4,881)	(4,881)
Additional paid-in capital	439,644	412,776
Accumulated other comprehensive loss	(301)	—
Accumulated deficit	(391,129)	(322,634)

Total stockholders' equity	43,346	85,274

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$206,171	$223,293

Consolidated Statements of Operations (U.S. dollars in thousands, except for share data; Unaudited)

	Three months ended December 31		Twelve months ended December 31,
	2022	2021	2022	2021

Revenue:

Subscription	$39,576	$38,482	$152,480	$144,966
Professional services	4,491	4,234	16,331	20,050

Total revenue	44,067	42,716	168,811	165,016

Cost of revenue:

Subscription	10,907	10,343	40,099	39,866
Professional services	5,554	5,600	21,772	22,448

Total cost of revenue	16,461	15,943	61,871	62,314

Gross profit	27,606	26,773	106,940	102,702

Operating expenses:

Research and development	14,183	13,326	57,387	48,376
Sales and marketing	13,208	13,845	59,280	45,788
General and administrative	11,226	12,031	45,414	39,489
Restructuring	354	—	1,238	—
Other operating expenses	—	—	—	1,724

Total operating expenses	38,971	39,202	163,319	135,377

Operating loss	11,365	12,429	56,379	32,675

Financial expenses, net	1,302	1,675	4,248	20,106

Loss before provision for income taxes	12,667	14,104	60,627	52,781
Provision for income taxes	2,112	1,821	7,868	6,570

Net loss	14,779	15,925	68,495	59,351

Preferred stock accretion and cumulative undeclared dividends	—	—	—	8,241

Net loss attributable to common stockholders	$14,779	$15,925	$68,495	$67,592

Net loss per share attributable to common stockholders, basic and diluted	$0.11	$0.12	$0.53	$0.95

Weighted average number of shares used in computing basic and diluted net loss per share attributable to common stockholders	133,521,015	127,465,080	130,366,385	71,073,052

Consolidated Statements of Operations (U.S. dollars in thousands, except for share data; Unaudited)

Stock-based compensation included in above line items:

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021

Cost of revenue	$319	$243	$1,376	$877
Research and development	1,033	546	4,268	2,798
Sales and marketing	741	532	3,711	2,173
General and administrative	3,721	2,835	14,290	11,217

Total	$5,814	$4,156	$23,645	$17,065

Revenue by Segment (U.S. dollars in thousands; Unaudited):

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021

Enterprise, Education and Technology	$30,004	$30,967	$120,190	$118,932
Media and Telecom	14,063	11,749	48,621	46,084

Total	$44,067	$42,716	$168,811	$165,016

Gross Profit by Segment (U.S. dollars in thousands; Unaudited):

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021

Enterprise, Education and Technology	$21,127	$22,140	$83,812	$84,196
Media and Telecom	6,479	4,633	23,128	18,506

Total	$27,606	$26,773	$106,940	$102,702

Consolidated Statement of Cash Flows (U.S. dollars in thousands; Unaudited)

	Twelve months ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(68,495)	$(59,351)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization, and abandonment costs	2,707	2,412
Stock-based compensation expenses	23,645	17,065
Amortization of deferred contract acquisition and fulfillment costs	10,865	8,075
Change in valuation of warrants to purchase preferred and common stock	—	15,046
Non-cash interest expense (income), net	(146)	331
Non-cash expenses with respect to stockholders’ loans	—	882
Loss (gain) on sale of property and equipment	185	(757)
Loss on foreign exchange	1,424	—
Changes in operating assets and liabilities:
Increase in trade receivables	(11,277)	(1,057)
Decrease (increase) in prepaid expenses and other current assets and other assets, noncurrent	429	(2,299)
Increase in deferred contract acquisition and fulfillment costs	(11,558)	(18,051)
Increase in trade payables	3,132	3,886
Increase (decrease) in accrued expenses and other current liabilities	(1,937)	3,756
Increase (decrease) in employees and payroll accruals	(3,743)	2,352
Increase (decrease) in other liabilities, noncurrent	(51)	(675)
Increase in deferred revenue	7,465	6,275
Operating lease right-of-use assets and lease liabilities, net	527	—

Net cash used in operating activities	(46,828)	(22,110)

Cash flows from investing activities:

Investment in available-for-sale marketable securities	(60,165)	—
Proceeds from maturities of available-for-sale marketable securities	18,985	—
Purchases of property and equipment	(1,218)	(1,876)
Proceeds from sale of property and equipment	—	757
Capitalized internal-use software development costs	(4,759)	(3,978)
Investment in restricted bank deposit	(2,600)	—
Purchase of intangible assets	—	(145)

Net cash used in investing activities	(49,757)	(5,242)

Cash flows from financing activities:

Proceeds from initial public offering, net of underwriting discounts and commissions	—	160,425
Payment related to the conversion of Series F redeemable convertible preferred stock upon initial public offering	—	(1,569)
Proceeds from long-term loans, net of debt issuance cost	—	41,915
Repayment of long-term loans	(3,000)	(51,833)
Principal payments on finance leases	(136)	(1,717)
Proceeds from exercise of stock options	2,732	1,335
Payment of debt issuance costs	(125)	—
Payment of deferred offering costs	—	(5,188)

Net cash provided by (used in) financing activities	(529)	143,368

Effect of exchange rate changes on cash, cash equivalents and restricted cash	$(1,424)	$—

Net increase (decrease) in cash, cash equivalents and restricted cash	$(98,538)	$116,016
Cash, cash equivalents and restricted cash at the beginning of the year	144,371	28,355

Cash, cash equivalents and restricted cash at the end of the year	$45,833	$144,371

Reconciliation from GAAP to Non-GAAP Results (U.S. dollars in thousands; Unaudited)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2022	2021	2022	2021
Reconciliation of gross profit and gross margin
GAAP gross profit	$27,606	$26,773	$106,940	$102,702
Stock-based compensation expense	319	243	1,376	877
Amortization of acquired intangibles	107	107	426	564
Non-GAAP gross profit	$28,032	$27,123	$108,742	$104,143
GAAP gross margin	63%	63%	63%	62%
Non-GAAP gross margin	64%	63%	64%	63%
Reconciliation of operating expenses
GAAP research and development expenses	$14,183	$13,326	$57,387	$48,376
Stock-based compensation expense	1,033	546	4,268	2,798
Amortization of acquired intangibles	—	—	—	—
Non-GAAP research and development expenses	$13,150	$12,780	$53,119	$45,578
GAAP sales and marketing	$13,208	$13,845	$59,280	$45,788
Stock-based compensation expense	741	532	3,711	2,173
Amortization of acquired intangibles	34	112	239	441
Non-GAAP sales and marketing expenses	$12,433	$13,201	$55,330	$43,174
GAAP general and administrative expenses	$11,226	$12,031	$45,414	$39,489
Stock-based compensation expense	3,721	2,835	14,290	11,217
Amortization of acquired intangibles	—	—	—	—
Facility exit and transition costs	156	—	524	—
Gain on sale of property and equipment	—	—	—	(757)
Non-GAAP general and administrative expenses	$7,349	$9,196	$30,600	$29,029
Reconciliation of operating loss and operating margin
GAAP operating loss	$11,365	$12,429	$56,379	$32,675
Stock-based compensation expense	5,814	4,156	23,645	17,065
Amortization of acquired intangibles	141	219	665	1,005
Restructuring	354	—	1,238	—
Facility exit and transition costs	156	—	524	—
Gain on sale of property and equipment	—	—	—	(757)
Other operating expenses[1]	—	—	—	1,724
Non-GAAP operating loss	$4,900	$8,054	$30,307	$13,638
GAAP operating margin	(26)%	(29)%	(33)%	(20)%
Non-GAAP operating margin	(11)%	(19)%	(18)%	(8)%
Reconciliation of net loss
GAAP net loss attributable to common stockholders	$14,779	$15,925	$68,495	$67,592
Preferred stock accretion and cumulative undeclared dividends	—	—	—	8,241
Stock-based compensation expense	5,814	4,156	23,645	17,065
Amortization of acquired intangibles	141	219	665	1,005
Restructuring	354	—	1,238	—
Facility exit and transition costs	156	—	524	—
Gain on sale of property and equipment	—	—	—	(757)
Other operating expenses[1]	—	—	—	1,724
Remeasurement of warrants to fair value	—	—	—	15,046
Non-GAAP loss attributable to common stockholders	$8,314	$11,550	$42,423	$25,268

Non-GAAP net loss per share - basic and diluted	$0.06	$0.09	$0.33	$0.22

Shares used in non-GAAP per share calculations:
GAAP weighted-average shares used to compute net income per share - basic and diluted	133,521,015	127,465,080	130,366,385	71,073,052
Additional shares giving effect to conversion of convertible and redeemable convertible preferred shares at the beginning of the period[2]	—	—	—	42,404,076
Weighted average number of ordinary shares outstanding used in computing basic and diluted net loss per share (non-GAAP)	133,521,015	127,465,080	130,366,385	113,477,128
1 Other operating expenses in the year ended December 31, 2021 consisted of expenses related to the forgiveness of loans to certain of our directors and executive officers in connection with the public filing of the registration statement in connection with our initial public offering.
2 Assumes shares of common stock outstanding after accounting for the automatic conversion of the convertible and redeemable convertible preferred stock then outstanding into shares of common stock at the beginning of the fiscal year.

Adjusted EBITDA (U.S. dollars in thousands; Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021

Net loss	$(14,779)	$(15,925)	$(68,495)	$(59,351)
Financial expenses, net (a)	1,302	1,675	4,248	20,106
Provision for income taxes	2,112	1,821	7,868	6,570
Depreciation and amortization	833	617	2,707	2,412
EBITDA	(10,532)	(11,812)	(53,672)	(30,263)
Non-cash stock-based compensation expense	5,814	4,156	23,645	17,065
Gain on sale of property and equipment (b)	—	—	—	(757)
Other operating expenses (c)	—	—	—	1,724
Facility exit and transition costs (d)	156	—	524	—
Restructuring (e)	354	—	1,238	—
Adjusted EBITDA	$(4,208)	$(7,656)	$(28,265)	$(12,231)

(a)The three months ended December 31, 2022 and 2021, and the twelve months ended December 31, 2022 and 2021 include $720, $751, $2,301 and $2,979, respectively, of interest expenses. The twelve months ended December 31, 2021 include $15,046 remeasurement of warrants to fair value.
(b)The year ended December 31, 2021 includes a gain on sale of data center equipment in connection with our transition to public cloud infrastructure.

(c)Other operating expenses in the year ended December 31, 2021 consisted of expenses related to the forgiveness of loans to certain of our directors and executive officers in connection with the public filing of the registration statement in connection with our initial public offering.

(d)Facility exit and transition costs for the year ended December 31, 2022 include losses from sale of fixed assets and other costs associated with moving to our temporary office in Israel.

(e)The year ended December 31, 2022, include one-time employee termination benefits incurred in connection with our reorganization plan in 2022.

Reported KPIs

	December 31,
	2022	2021
	(U.S. dollars amounts in thousands)
Annualized Recurring Revenue	$159,238	$150,800
Remaining Performance Obligations	$171,660	$185,484

	Three months ended December 31,
	2022	2021
Net Dollar Retention Rate	96%	120%